SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES

EXCHANGE ACT OF 1934

(Amendment No.     )

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ALLIED VENTURES HOLDINGS CORP.

(Name of Registrant as Specified in Its Charter)

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ALLIED VENTURES HOLDINGS CORP.

7702 E. Doubletree Ranch Road, Suite 300

Scottsdale, Arizona 85258

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT

GENERAL.

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.0001 par value, of Allied Ventures Holdings Corp., a Nevada corporation, which we refer to herein as “Company,” “we,” “our,” or “us.”  The mailing date of this Information Statement is on or about December 29, 2016.  The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of an action we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

This Information Statement is being furnished in connection with action taken by shareholders holding a majority of the voting power of our Company.  The Charter Amendment (as defined below) was approved by our Board of Directors on December 6, 2016 and they recommended that it be presented to the shareholders of the Company for a vote on such action. On or about December 6, 2016, three of our shareholders, owning 66,667 shares of common stock, or approximately 52% of the total outstanding shares, on the record date, approved an amendment to our articles of incorporation to;

-	Amend our Articles of Incorporation to change our corporate name from Allied Ventures Holdings Corp. to Longwen Group Corp. (the "Charter Amendment").

. The Charter Amendment will be filed with the Secretary of State of the State of Nevada on or after January 19, 2017 (20 days after the date of the mailing of this Information Statement). If the proposed Charter Amendment were not adopted by written consent, it would have been required to be considered by the Company's stockholders at special stockholders' meeting convened for the specific purpose of approving the Charter Amendment.

The elimination of the need for a special meeting of stockholders to approve the Charter Amendment is made possible by Section 78.320(2) of the Nevada Revised Statute (the "NRS") which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders having at least a majority of the voting power may be substituted for such a special meeting. Pursuant to Section 78.390 of the NRS, a majority of the voting power is required in order to amend the Company's Articles of Incorporation to create its preferred shares. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Charter Amendment as early as possible, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority of voting power. As discussed above, the Board of Directors approved and has recommended the Charter Amendment.

The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company for the Charter Amendment is December 6, 2016, and the number of outstanding shares of Common Stock on the record date is 127,061. On the record date, our majority shareholder (the “Controlling Shareholder"), owning 66,667 shares of common stock, or approximately 52% of the total outstanding shares on the record date. The written consent to the Charter Amendment by the majority in voting power became effective on upon the filing the written consents with the Secretary of the Company. The Company will file the Charter Amendment with the Nevada Secretary of State on or about January 19, 2017 (“Effective Date”) (20 days after the date of the mailing of Definitive Information Statement), and will be effective as of such date. This Information Statement will be sent to the stockholders on or about December 29, 2017.

Pursuant to Section 78.320(2) of the NRS, no notice is required to be provided to the other stockholders, who have not consented in writing to such action, regarding the taking of the corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights or appraisal rights under the NRS are afforded to the Company's stockholders as a result of the adoption of the Charter Amendment.

The Company common stock will continue to trade on the OTC-QB Tier of the Pink Sheet Markets under the trading symbol "DPHS"

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Amendment to Articles of Incorporation Regarding Name Change

On the Effective Date, the Charter Amendment will change our corporate name to LONGWEN GROUP CORP. to reflect the name of the Company’s new majority shareholder.

As stated in its quarterly and annual filings with the Securities and Exchange Commission, the Company remains a “shell company” and its principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business. As of the date of this filing, the Company has not entered into any letter of intent or formal or definitive agreements with any party, regarding business opportunities for the Company. Moreover, the Company believes that a business combination will not occur at any time prior to February 1, 2017, however, the Company can not predict that such business combination will occur on or about such date or at all, nor can the Company predict the type of business operation or terms and conditions of any such combination.

Effectiveness of the Charter Amendment

The Company will file the Charter Amendment with the Nevada Secretary of State on or about January 19, 2017 (“Effective Date”) (20 days after the date of the mailing of Definitive Information Statement), and will be effective as of such date.

No Appraisal or Dissenters Rights

There is no provision in the Nevada Revised Statutes or in our Articles of Incorporation or By-laws, providing our shareholders with dissenters' rights of appraisal to demand payment in cash for their shares of common stock in connection with the implementation of any of the actions described in this Information Statement.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of an amendment of the articles of incorporation under Nevada General Corporation Law.  Management has obtained this approval through the written consent of shareholders owning a majority of the voting control of our Company.  Thus, a meeting to approve the amendment to our Articles of Incorporation is unnecessary, and management decided to forego the expense of holding a meeting to approve this matter.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

As of the record date of the Charter Amendment (December 6, 2016), there were 127,061 shares of common stock issued and outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of common stock by the Company relating to dividend or sinking fund installment arrearage.

The Company has not declared or paid cash dividends on the common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

At December 6, 2016, we had 127,061 shares of our Common Stock outstanding.  Holders of the Common Stock are entitled to cast one vote for each share of Common Stock then registered in such holder’s name.

The following table sets forth certain information from reports filed by the named parties, or furnished by current management, concerning the ownership of our Common Stock as of September 16, 2016, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our Common Stock; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group.

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		AMOUNT AND
		NATURE OF
TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS(1)
Greater than 5% Stockholders
Common Stock	Longwen Group Corp(2)(3)	66,667	52%

Officers and Directors
Common Stock	Xi Zhen Ye(2)(3)	66,667	52%
Common Stock	Keith Wong(3)	0	0%

Common Stock	Officers and Directors as a Group (2 persons)	66,667	52%

________________________________________________________________________________________________________

(1). Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table.  As of the date of this table, there are no outstanding options or warrants.

(2). Mr. Ye is the sole officer and controlling shareholder of Longwen Group Corp.

(3). The address for all parties is the address of the Company.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Charter Amendment.

FORWARD LOOKING STATEMENTS

The statements contained in this information statement that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include the information concerning our search for an operating company, possible or assumed future operations, business strategies, need for financing, competitive position, potential growth opportunities, ability to retain and recruit personnel, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this information statement. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to, changes in regulation of shell or blank check companies; the general economic downturn; a further downturn in the securities markets; our ability to raise needed operating funds and continue as a going concern; and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

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There may also be other risks and uncertainties that we are unable to identify and/or predict at this time or that we do not now expect to have a material adverse impact on our business.

SOLICITATION COSTS

We will bear the costs of preparing, assembling and mailing this Definitive Information Statement in connection with this action. Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Definitive Information Statement to beneficial owners. We will, upon request, reimburse those persons and entities for expenses incurred in forwarding the Definitive Information Statement to our stockholders.

PROPOSALS BY SECURITY HOLDERS

No stockholder has requested that we include any additional proposals in this Information Statement or otherwise requested that any proposals be submitted to the stockholders at an annual meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the Exchange Act and are required to file reports, proxy statements and other information with the SEC regarding our business, financial condition and other matters pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements and other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington DC 20549.  Please call the SEC at 1-800-SEC-0330 for additional information about the public reference facilities.  The reports, proxy statements and other information filed with the SEC are also available to the public over the internet at http://www.sec.gov, the internet website of the SEC.  All inquiries regarding our Company should be addressed to our Chief Executive Officer, Mr. Xi Zhen Ye, at 7702 E. Doubletree Ranch Road, Suite 300, Scottsdale, Arizona 85258.

BY ORDER OF THE BOARD OF DIRECTORS:

ALLIED VENTURES HOLDINGS CORP.

/s/ Xi Zhen Ye

Xi Zhen Ye

Chief Executive Officer

Date: December 29, 2016